Exhibit 32.03

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Gregg Buckbinder, certify that (i) the Annual Report of Nestor Partners (the “Partnership”) on Form 10-K for the period ended December 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Gregg Buckbinder
Gregg Buckbinder
President and Chief Operating Officer
Millburn Ridgefield Corporation
General Partner
Nestor Partners
March 29, 2024